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                                                                    Exhibit 99.1

NAVISITE CLOSES $100 MILLION SENIOR SECURED DEBT FINANCING

NaviSite Completes Transaction for $90 Million Term Loan and $10 Million Revolving Credit Facility

ANDOVER, MA. JUNE 8, 2007 -- NaviSite, Inc. (NASDAQ: NAVI), a leading provider of application solutions, hosting and content delivery services, today announced that it has closed a $100 million Senior Secured Debt facility, which includes a six year $90 million term loan and a five year $10 million revolving credit facility. CIBC World Markets Corp. acted as the lead arranger and sole book runner for this transaction.

Proceeds from the term loan facility have been used to extinguish NaviSite's existing debt with Silver Point Finance LLC and to pay transaction fees and expenses. Proceeds will also be used to fund capital expenditures to support NaviSite's data center expansion plans and for general corporate and working capital purposes. The loans bear an initial interest rate of LIBOR plus 3.5% and include customary representations, warranties and covenants.

ABOUT NAVISITE

NaviSite is a leading provider of application and technology services for companies who seek to accelerate their business IT performance. With over 950 customers in 14 data centers; offices in the US, UK and India; NaviSite is the partner of choice for many of the fastest growing companies for outsourcing enterprise application and related IT services to drive their IT Efficiency and Effectiveness. NaviSite delivers a unique combination of application implementation, management, and content delivery services to provide full lifecycle support for today's industry leaders. For more information, please visit www.navisite.com.

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This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite's product and service offerings, and NaviSite's strategic business plans for growing its customer base and increasing sales. All statements other than statements of historical fact, including without limitation those with respect to NaviSite's goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite's success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to realize expected synergies or

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make expected future investments in NaviSite' businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to CIBC World Markets Corp. and other creditors; NaviSite's management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite's acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite's products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage NaviSite's financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite's competes. For a detailed discussion of cautionary statements that may affect NaviSite's future results of operations and financial results, please refer to NaviSite's filings with the Securities and Exchange Commission, including NaviSite's most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.